Exhibit 23

                            HENRY L. CREEL CO., INC.
                           Certified Public Accountant
                               (216) 491-0800 Fax
                                 (216) 491-0803

April 13, 2004

To Whom It May Concern:


The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the incorporation by reference of its report dated April 12, 2004 on the Financial Statements of AuGRID Corporation (the "Company") included in the Company's report on Form 10-K for the fiscal quarter ended December 31, 2003.



Respectfully,
/s/ Henry L. Creel





          HENRY L. CREEL, CPA 3587 LEE ROAD SHAKER HEIGHTS, OHIO 44120